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                                                                    EXHIBIT 3.84
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                            Keystone Recovery, Inc.

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                                  Regulations

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                                   Article I

                            Meetings of Shareholders

     Section 1.  Place of Meetings.  All meeting of the shareholders shall be
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held at such place within or without the State of Ohio as may be fixed from time to time by the board of directors and specified in the notice of annual meeting, or if not so designated, at the registered office of the corporation.

     Section 2.  Annual Meeting.  Annual meetings of shareholders shall be held
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on the first Monday in April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors, at which meeting the shareholders shall elect, by a plurality vote, a board of directors and shall transact such other business as may properly be brought before the meeting. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient, which meeting shall be designated a special meeting in lieu of annual meeting.

     Section 3.  Special Meetings.  Special meetings of the shareholders, for
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any purpose or purposes, may, unless otherwise prescribed by statute or by the articles of incorporation, be called by the board of directors or the president (or, in case of the president's absence, death, or disability, the vice-president, if any, authorized to exercise the authority of the president) and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request therefor, in writing, delivered to the president or the secretary and signed by the holders of not less than twenty-five percent (25%) of the shares issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     Section 4.  Notice of Meetings.  Written notice of each meeting of
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shareholders, annual or special, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than seven (7) or more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, the notice shall be deemed delivered when deposited, with postage thereon prepaid, in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the corporation's records, or, if a shareholder shall have filed with the secretary a written request that
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notices to him be mailed to some other address, then directed to him at that other address. With respect to any shares which are jointly held, notice to any one of such joint shareholders shall be sufficient notice to all the holders of such shares. Except as expressly provided otherwise by Ohio law, no failure or irregularity of notice of any annual meeting, or special meeting in lieu of annual meeting, shall invalidate the same or any proceeding thereat.

     Section 5.  Quorum.  At all meetings of shareholders, the holders of record
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of a majority of the issued and outstanding voting shares of the corporation, present in person or by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes is required, the holders of record of a majority of the issued and outstanding voting shares of such class or classes, present in person or representing by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

     Section 6.  Adjournments.  Any meeting of shareholders may be adjourned
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from time to time to any other time and to any other place at which a meeting of shareholders may be held under these regulations, which time and place shall be announced at the meeting, by a majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no shareholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 7.  Action at Meetings.  When a quorum is present at any meeting,
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the vote of the holders of a majority in amount of the shares present in person or represented by proxy and entitled to vote on the matter (or where a separate vote by a class or classes is required, the vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting) shall decide any matter (other than the election of directors) brought before such meeting, unless the matter is one upon which, by express provision of law, the articles of incorporation or these regulations, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Section 8.  Voting and Proxies.  Unless otherwise provided in the articles
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of incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote for each share of capital stock having voting power held of record by such shareholder. Each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. To be considered valid, the proxy shall be in writing, subscribed by such shareholder, or by his duly authorized attorney, and submitted to the

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secretary, or his substitute, at or before such meeting. A telegram, cablegram, or facsimile appearing to have been transmitted by such person, or a photocopy or equivalent reproduction of a writing, appointing a proxy is a sufficient writing.

     Section 9.  Action Without a Meeting.  Any action required to be taken at
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any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, and the writing or writings are filed with the minutes of proceedings of the shareholders.

     Section 10.  Order of Business.  The order of business at the annual
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meeting, or special meeting in lieu of annual meeting, and, to the extent not inconsistent with the purpose or purposes for which such meeting is called, as specified in the notice of meeting, and at all other meetings of shareholders, shall be as follows:

     1.  Proof of notice of the meeting;
     2.  Determination of a quorum;
     3.  Reading and disposal of unapproved minutes;
     4.  Presentation of annual financial statement;
     5.  Reports of officers and committees;
     6.  Election of directors;
     7.  Unfinished business;
     8.  New business; and
     9.  Adjournment.

     Except as otherwise provided by law or in these regulations, Robert's Rules of Order shall be used to resolve any procedural disputes that might arise in a shareholders' meeting.

                                   Article II

                                   Directors

     Section 1.  Number, Classification, Election, Tenure and Qualification.
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The number of directors which shall constitute the whole board shall be not less than the lesser of the number of shareholders of the corporation or three (3), as may be fixed from time to time by resolution of the shareholders; provided, however, that no reduction in the number of directors shall, in and of itself, have the effect of removing any director prior to the expiration of his term of office.

     The directors shall be divided into two classes, designated Class I and Class II. Class II shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The exact number of directors and the exact number of directors in each class shall be determined from time to time by resolution adopted by affirmative vote of a majority of the votes of the shares present in person or represented by proxy at a

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meeting of the shareholders called for such purpose or in a writing signed by all of the shareholders.

     The Class I directors shall be elected by a plurality of the votes of Class A Common Stock shareholders present in person or represented by proxy at a meeting called for such purpose or in a writing signed by all such shareholders. The Class II directors shall be elected by the corporation's Class B Common Stock shareholders by a plurality of the votes of such shareholders present in person or represented by proxy at a meeting called for such purpose or in a writing signed by all such shareholders.

     The directors shall be elected at the annual meeting or at any special meeting of the shareholders, except as provided in Section 2 of this Article II, and each director elected shall hold office until his successor is elected and qualified, unless sooner displaced. Directors need not be shareholders.

     The classification of directors into Class I and Class II directors shall terminate upon the later of two (2) years after the date of these Regulations or the date any landfill gas sales agreement between the corporation and Regenco Corporation is terminated.

     Section 2.  Vacancies.  Vacancies may be filled by a majority of the
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directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law or these regulations, may exercise the powers of the full board until the vacancy is filled.

     Section 3.  Resignation and Removal.  Any director may resign at any time
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upon written notice to the corporation at its principal place of business or to the president or secretary. Such resignation shall be effective upon receipt, unless it is specified to be effective at some other time or upon the happening of some other event. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the articles of incorporation.

     Section 4.  General Powers.  The business and affairs of the corporation
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shall be managed by its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these regulations directed or required to be exercised or done by the shareholders.

     Section 5.  Chairman of the Board.  If the board of directors appoints a
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chairman of the board, he shall, when present, preside at all meetings of the shareholders and the board of directors. He shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board or as may be vested in him by the board of directors.

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     Section 6.  Place of Meetings.  The board of directors may hold meetings,
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both regular and special, either within or without the State of Ohio.

     Section 7.  Regular Meetings.  Regular meetings of the board of directors
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may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the shareholders.

     Section 8.  Special Meetings.  Special Meetings of the board may be called
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by the chairman of the board, the president, any vice-president, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Two days' notice to each director, either personally or by telegram, cable, telecopy, commercial delivery service, telex, facsimile or similar means sent to his business or home address, or three days' notice by written notice deposited in the United States mail, shall be given to each director by the secretary or by the officer of one of the directors calling the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purpose or purposes of the meeting.

     Section 9.  Quorum, Action at Meetings, Adjournments.  At all meetings of
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the board, a majority of directors then in office, but in no event less than one third of the authorized number of directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the articles of incorporation. Notwithstanding the foregoing, the majority of the directors in office shall constitute a quorum for filling a vacancy in the board. For purposes of this section, the term "authorized number of directors" shall mean the number of directors last fixed by the shareholders in accordance with the law and these regulations; provided, however, that if less than all the number so fixed of directors were elected, the "authorized number of directors" shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10.  Action by Consent.  Unless otherwise restricted by the
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articles of incorporation or these regulations, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 11.  Telephonic Meetings.  Unless otherwise restricted by the
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articles of incorporation or these regulations, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference, telephone or similar communications equipment by means of which all

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persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 12.  Committees.  The board of directors may, by resolution passed
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by a majority of the whole board, designate one or more committees, each committee to consist of three (3) or more of the directors as members. In addition, the directors may, by resolution passed by a majority of the whole board, appoint one (1) or more of the directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation, if any, to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the articles of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation nor a revocation of a dissolution, or amending the regulations of the corporation; and, unless the resolution designating such committee or the articles of incorporation expressly so provide, no such committee shall have the power of authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and make such reports to the board of directors as the board of directors may request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these regulations for the conduct of its business by the board of directors.

     Section 13.  Compensation.  Unless otherwise restricted by the articles of
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incorporation or these regulations, the board of directors shall have the authority to fix, from time to time, the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. The board of directors may also allow compensation for members of special or standing committees for service on such committees. No compensation accrued or paid pursuant hereto shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 14.  Order of Business.  The order of business at all meetings of
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the board of directors shall be:

     1.  Determination of a quorum;
     2.  Reading and disposal of all unapproved minutes;
     3.  Reports of officers and committees;
     4.  Unfinished business;
     5.  New business; and

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     6.  Adjournment.

     Except as otherwise provided by law or these regulations, Robert's Rules of Order shall be used to resolve any procedural dispute that might arise in a board of directors' meeting.

                                  Article III

                                    Officers

     Section 1.  Enumeration.  The officers of the corporation shall be chosen
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by the board of directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the board of directors may from time to time determine, including a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the board of directors, the president may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the articles of incorporation or these regulations otherwise provide.

     Section 2.  Election.  The board of directors at its first meeting after
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each annual meeting of shareholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting, or by written consent.

     Section 3.  Tenure.  The officers of the corporation shall hold office
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until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal. Any officer elected or appointed by the board of directors or by the president may be removed at any time by the affirmative vote of a majority of the board of directors or a committee duly authorized to do so. Any vacancy occurring in any office of the corporation may be filled by the board of directors, at its discretion. Any officer may resign by delivering his written resignation to the corporation at its principal place of business or to the president or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 4.  President.  The president shall be the chief operating officer
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of the corporation.  He shall also be the chief executive officer, unless the board of directors otherwise provides. The president shall, subject to Section 5 of Article II, or unless the board of directors provides otherwise in a specific instance or generally, preside at all meetings of the shareholders and the board of directors, have general and active management of the business of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The president shall have authority, subject to Article VIII, to execute, on behalf of and in the name of the corporation, any contracts, agreements, notes, deeds, certificates, instruments, bonds, mortgages, and other documents, except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

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     Section 5.  Vice-Presidents.  In the absence of the president or in the
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event of his inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice-presidents in the order designated by the board of directors (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

     Section 6.  Secretary.  The secretary shall have such powers and perform
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such duties as are incident to the office of secretary.  He shall maintain a stock ledger and prepare lists of shareholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be from time to time prescribed by the board of directors or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, if any, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any officer to affix the seal of the corporation, if any, and to attest the affixing by his signature.

     Section 7.  Assistant Secretaries.  The assistant secretary, or if there be
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more than one, the assistant secretaries in the order determined by the board of directors, the president or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of his inability to or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of shareholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

     Section 8.  Treasurer.  The treasurer shall perform such duties and shall
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have such powers as may be assigned to him by the board of directors or the president. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

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     Section 9.  Assistant Treasurers.  The assistant treasurer, or if there
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shall be more than one, the assistant treasurers in the order determined by the board of directors, the president or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the president or the treasurer may from time to time prescribe.

     Section 10.  Salaries.  The salaries, if any, of the officers shall be
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fixed from time to time by the board of directors.  No person shall be prevented from receiving a salary by reason of the fact that he is also a director.

                                   Article IV

                                    Notices

     Section 1.  Delivery.  Whenever, under the provisions of law, or of the
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articles of incorporation or these regulations, written notice is required to be given to any director or shareholder, such notice may be given by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex, facsimile or similar means, addressed to such director or shareholder at his address as it appears on the records of the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

     Section 2.  Waiver of Notice.  Whenever any notice is required to be given
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under the provisions of law or of the articles of incorporation or these regulations, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   Article V

                                Indemnification

     Section 1.  Actions other than by or in the Right of the Corporation.  The
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corporation shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in the manner he

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reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 2.  Actions by or in the Right or the Corporation.  The corporation
                 ---------------------------------------------
shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code.

     Section 3.  Success on the Merits.  To the extent that a director, trustee,
                 ---------------------
officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue, or matter therein, he shall be indemnified against expense, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     Section 4.  Specific Authorization.  Any indemnification under Sections 1
                 ----------------------
and 2 of this Article V, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article V. Such determination shall be made as follows:

          (a) By a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with any such action, suit, or proceeding;

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          (b) If the quorum described in Section 4, subparagraph (a) of this
Article V is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c)  By the shareholders; or

          (d) By the court of common pleas or the court in which such action, suit, or proceeding was brought.

     Any determination made by the disinterested directors under Section 4, subparagraph (a) or by independent legal counsel under Section 4, subparagraph
(b) of this Article V shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under Section 2 of this Article V, and within ten (10) days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     Section 5.  Advance Payment.  (a) Unless at the time of a director's act or
                 ---------------
omission that is the subject of an action, suit, or proceeding referred to in Sections 1 and 2 of this Article V is pursuant to section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

               (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interest of the corporation; and

               (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, or agent in defending any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     Section 6.  Non-Exclusivity.  The indemnification authorized by this
                 ---------------
Article V shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the corporation's articles of incorporation, regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 7.  Insurance.  The corporation may purchase and maintain insurance
                 ---------
or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him or in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article V or any applicable law. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     Section 8.  Construction.  The authority of the corporation to indemnify
                 ------------
persons pursuant to Sections 1 and 2 of this Article V does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 5, 6, and 7 of this Article
V. Sections 1 and 2 of this Article V do not create any obligation to repay or return payments made by the corporation pursuant to Sections 5, 6, or 7.

     Section 9.  Severability.  If any word, clause or provision of this Article
                 ------------
V or any award made hereunder shall for any reason be determined to be invalid, the other provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

     Section 10.  Intent of Article.  The intent of this Article V is to provide
                  -----------------
for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of Ohio. To the extent such law may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

                                   Article VI

                                 Capital Stock

     Section 1.  Certificates for Shares.  Every holder of shares in the
                 -----------------------
corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. No certificate for shares shall be executed and delivered until such shares are fully paid.

     Section 2.  Lost Certificates.  The board of directors may direct a new
                 -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

     Section 3.  Transfer of Shares.  Upon surrender to the corporation or the
                 ------------------
transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4.  Record Date.  In order that the corporation may determine the
                 -----------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty (60) days nor less than seven (7) days before the date of such meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date is fixed, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided in Section 9 of Article I. If no record date is fixed and prior action by the board of directors is required, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. In order that the corporation may determine the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the board of directors may fix a second date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

     Section 5.  Registered Shareholders.  The corporation shall be entitled to
                 -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Ohio.

                                  Article VII

                              Certain Transactions

     Section 1.  Transactions with Interested Parties.  No contract or
                 ------------------------------------
transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.

     Section 2.  Quorum.  Common or interested directors may be counted in
                 ------
determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                  Article VIII

                           Loans, Checks and Deposits

     Section 1.  Loans.  No loans shall be contracted on behalf of the
                 -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors, and such authority may be general or confined to specific instances.

     Section 2.  Checks, Drafts, etc.  All checks, drafts or other orders for
                 -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 3.  Deposits.  All funds of the corporation not otherwise employed
                 --------
shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   Article IX

                               General Provisions

     Section 1.  Dividends.  Dividends upon the capital stock of the corporation
                 ---------
may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

     Section 2.  Reserves.  The directors may set apart out of any funds of the
                 --------
corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

     Section 3.  Fiscal Year.  The fiscal year of the corporation shall be fixed
                 -----------
and may be altered from time to time by resolution of the board of directors.

     Section 4.  Seal.  The board of directors may, but shall not be required
                 ----
to, adopt a corporate seal. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the adoption of a corporate seal by the board of directors, and unless otherwise provided by law, failure to affix the corporate seal shall not affect the validity of any contract, agreement, note, deed, certificate, instrument, bond, mortgage or other document signed by the corporation in any manner authorized by law or these regulations.

     Section 5.  Severability.  Any provision of these regulations, or any
                 ------------
amendment or alteration thereof, which is determined to be in violation of law shall not in any way render any of the remaining provisions invalid.

     Section 6.  References to Gender and Number Terms.  In construing these
                 -------------------------------------
regulations, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

     Section 7.  Headings.  The Article and Section headings in these
                 --------
regulations are inserted for convenience only and are not part of the regulations.

                                   Article X

                                   Amendments

     Amendment, deletion or other modifications of Article II, Section 1 of these Regulations (which relates to classification of directors) shall require adoption by the affirmative vote of all of the corporation's then outstanding shares of common stock. Subject to the foregoing, these regulations may be otherwise altered, amended or repealed or new regulations may be adopted by the shareholders or by the board of directors, when such power is conferred upon the board of directors by the articles of incorporation, at any regular meeting of the shareholders or of the board of directors or at any special meeting of the shareholders or of the board of directors; provided, however, that in the case of a regular or special meeting of shareholders, notice of such alteration, amendment, repeal or adoption of new regulations shall be contained in the notice of such meeting.

                   Register of Amendments to the Regulations

                           Section
Date                       Affected           Change
----------------   ------------------------   --------------------------------
